EXHIBIT 99.1

HCC Announces Conversion Rights of Its 2 Percent Convertible Notes

HOUSTON, July 5, 2005 (PRIMEZONE) -- HCC Insurance Holdings, Inc. (NYSE:HCC) announced today that based upon its share performance during the Second Quarter 2005, its originally issued and exchanged 2.00% Convertible Notes due 2021 (collectively, the "2% Notes") will be convertible under the terms of their respective Indentures during the Third Quarter 2005.

Holders of the 2% Notes may obtain information on how to convert their notes by contacting the Conversion Agent at:

 Wachovia Bank, National Association
 5847 San Felipe, Suite 1050,
 Houston, Texas 77057,
 Attention: Kevin Dobrava
 Tel: (713) 278-4320

HCC is an international insurance holding company and a leading specialty insurance group since 1974, based in Houston, Texas with offices across the USA and in Bermuda, England and Spain. HCC is traded on the NYSE (symbol: HCC), has assets exceeding $6.0 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

For more information, visit our website at www.hcch.com.

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

CONTACT:  HCC Insurance Holdings, Inc.
          L. Byron Way, Vice President
          (713) 690-7300